Exhibit 99.1

Kinnate Biopharma Inc. Enters into Agreement to be Acquired by XOMA Corporation for Between $2.3352 and $2.5879 Per Share in Cash, Plus One Contingent Value Right per Share

SAN FRANCISCO and SAN DIEGO – February 16, 2024 – Kinnate Biopharma Inc. (Nasdaq: KNTE) (“Kinnate” or the “Company”), a clinical-stage precision oncology company, today announced it has entered into a definitive merger agreement (the “Merger Agreement”) whereby XOMA Corporation (“XOMA”) will acquire Kinnate for a price per share of Kinnate common stock (“Kinnate common stock”) of between $2.3352 and $2.5879 in cash, consisting of (i) a base cash price of $2.3352 per share and (ii) an additional cash amount of up to $0.2527 per share, plus one non-transferable contingent value right per share, representing the right to receive (a) 100% of the net proceeds payable from any disposition of the Company’s investigational pan-RAF inhibitor, exarafenib, and/or any other pan-RAF inhibitors prior to the closing of the merger transaction and (b) 85% of the net proceeds payable from any disposition of other Kinnate assets entered into prior to, or within one year from, closing and received within five years of closing pursuant to a definitive contingent value rights agreement.

Following a thorough review process conducted by a special committee of disinterested and independent members (the “Special Committee”) of Kinnate’s Board of Directors (the “Board”), with the assistance of the Special Committee’s legal and financial advisors, all disinterested and independent members of the Board unanimously determined that the acquisition by XOMA is in the best interests of all Kinnate shareholders, and has, following the unanimous recommendation of the Special Committee, approved the Merger Agreement and related transactions.

Pursuant and subject to the terms of the Merger Agreement, a wholly owned subsidiary of XOMA will commence a tender offer (the “Offer”) by March 4, 2024 to acquire all outstanding shares of Kinnate common stock. Closing of the Offer is subject to certain conditions, including the tender of Kinnate common stock representing at least a majority of the total number of outstanding shares, the availability of at least $120 million of cash (net of transaction costs, wind-down costs and other liabilities) at closing, and other customary closing conditions. Kinnate officers, directors and shareholders holding approximately 46% of Kinnate common stock have signed support agreements under which such parties have agreed to tender their shares in the Offer and support the merger transaction. The merger transaction is expected to close in the first half of 2024.

Advisors

Leerink Partners is acting as lead financial advisor and Wilson Sonsini Goodrich & Rosati is acting as legal counsel to Kinnate. Lazard is also acting as a financial advisor to Kinnate.

About Kinnate Biopharma Inc.

Kinnate Biopharma Inc. is a clinical-stage precision oncology company founded with a mission to inspire hope in those battling cancer by expanding on the promise of targeted therapies. The Company concentrates its efforts on addressing known oncogenic drivers for which there are currently no approved targeted therapies and to overcome the limitations associated with existing cancer therapies, such as non-responsiveness or the development of acquired and intrinsic resistance.

The Company’s lead product candidates are investigational pan-RAF inhibitor, exarafenib, which targets cancers with BRAF and NRAS-driven alterations, and investigational FGFR inhibitor, KIN-3248, which is designed for cancers with FGFR2 and FGFR3 alterations. The Company also has early-stage programs, including a c-MET inhibitor that targets resistant variants and a brain penetrant CDK4 selective program. For more information, visit Kinnate.com and follow the company on LinkedIn to learn about its most recent initiatives.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements include, without limitation, those regarding Kinnate’s intention to consummate the merger transaction and other transactions contemplated by the Merger Agreement, the potential disposition of exarafenib or other Kinnate assets and the potential receipt of additional cash by holders of contingent value rights, XOMA’s intention to commence and complete the Offer, Kinnate shareholders’ intention to tender their shares of Kinnate common stock in the Offer and the expected timing of and closing conditions to the merger transaction. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “potential” and similar expressions are also intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. Such expectations and projections may never materialize or may prove to be incorrect. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors, including, among other things: implementation of our strategic plan may be unsuccessful, cause disruptions or create unintended consequences; operating as a clinical-stage biopharmaceutical company with a limited operating history; the timing, progress and results of ongoing and planned preclinical studies and clinical trials for our current product candidates; that continued dose escalation in our clinical trials could increase the risk of the occurrence of adverse events; the potential for future clinical trial results to differ from initial results or from our preclinical studies; our ability to timely enroll a sufficient number of patients in our clinical trials; our ability to raise additional capital to finance our operations; our ability to discover, advance through the preclinical and clinical development of, obtain regulatory approval for and commercialize our product candidates; the novel approach we are taking to discover and develop drugs; our ability to timely file and obtain approval of IND applications for our planned clinical trials; competition in our industry; regulatory and legal developments in the United States and other countries; our ability to attract, hire and retain highly skilled executive officers and employees; our ability to protect our intellectual property; reliance on third parties to conduct our ongoing and planned preclinical studies and clinical trials, and to manufacture our product candidates; general economic and market conditions; and other risks. These and other risks, uncertainties, assumptions and other factors are further described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 that we have filed with the Securities and Exchange Commission (the “SEC”), as well as in our subsequent filings we make with the SEC. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Investors should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our forward-looking statements speak only as of the date of this release, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason in the future.

Additional Information and Where to Find It

The Offer described in this release has not yet commenced, and this release is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Kinnate or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by XOMA and its acquisition subsidiary, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by Kinnate. The Offer to purchase the outstanding shares of the common stock of Kinnate will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the Offer, which will be named in the tender offer statement. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by Kinnate under the “SEC Filings” subsection of the “Financial Information” section of the Company’s website at https://investors.kinnate.com/.

Company Contact:

Investors@kinnate.com